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                                                                      Exhibit 99

            WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP
            ---------------------------------------------------------

                                DECEMBER 31, 2001
                                -----------------



SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT (UNAUDITED)

    1.   Statement of Cash Available for Distribution for the:


                                                                           Year Ended             Three Months Ended
                                                                        December 31, 2001         December 31, 2001
                                                                   --------------------------  -------------------------
              Net Income                                                $    466,000                $    132,000

              Add:    Depreciation                                           360,000                      96,000
                      Amortization                                            10,000                       3,000
              Less:   Cash to reserves                                      (731,000)                   (205,000)
                                                                        -------------               -------------
              Cash Available for Distribution                           $    105,000                $     26,000
                                                                        =============               =============
              Distributions allocated to General Partners               $      5,000                $      1,000
                                                                        =============               =============
              Distributions allocated to Limited Partners               $    100,000                $     25,000
                                                                        =============               =============

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    2.   Fees and other compensation paid or accrued by the Partnership to the
         General Partners, or their affiliates, during the three months ended
         December 31, 2001:

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


               Entity Receiving                                  Form of
                 Compensation                                 Compensation                           Amount
         ------------------------------    ----------------------------------------------         ------------
         General Partners                  Interest in Cash Available for Distribution             $   1,000


         WFC Realty Co., Inc.              Interest in Cash Available for Distribution             $       5
         (Initial Limited Partner)

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